Exhibit 99.1

              Eagle Broadband Secures $4.9 Million in New Financing

         Funds Raised to Finance New Customer Orders, Enhance Company's
              Financing Capabilities and Accelerate Revenue Growth

    LEAGUE CITY, Texas--June 7, 2004--Eagle Broadband (AMEX: EAG), a leading provider of broadband and communications technology and services, announced today that the company has received $4.9 million in new financing from an investor group in a private placement financing round.
   HPC Capital Management, a leading investment banking firm specializing in emerging growth and medium size companies, acted as the investment banker for the transaction. Under the terms of the agreement, the investors are receiving a three-year convertible debenture at an 8% annual interest rate, payable quarterly, in cash or registered stock. The private placement financing provides the investors with warrants to purchase common stock at a fixed conversion rate. The debenture features a conversion feature fixed at the current market price.
   The new funds are helping Eagle better meet customers' needs to finance purchases of Eagle technology and services. Eagle's financial services capabilities are proving to be a key competitive differentiator and helping the company win new contracts. Customers are benefiting from one-stop shopping for financing, design, integration, operation and support for our full suite of broadband, multimedia and communications technology and services.
   "Our customers have demonstrated strong interest and demand for Eagle's recently announced financing capabilities. We are using this capital to fund and fulfill new customer orders for equipment and services," said Dave Weisman, Chief Executive Officer, Eagle
Broadband. "We are excited to have HPC Capital as a financial partner.
With a strong track record of helping growth companies excel, HPC's financial resources and global network can help Eagle further accelerate our revenue growth."
   Vincent Sbarra, Managing Director of HPC Capital stated, "After carefully evaluating a number of companies in the broadband space, our investors believed that Eagle Broadband is well positioned to capitalize on the rapidly growing broadband and communications markets. Our investors wanted to participate in this financing round because of Eagle's unique combination of exclusive technology, market-leading broadband services and proven management."

   About Eagle Broadband

   Eagle Broadband, Inc., is a leading provider of broadband and communications technology and services. The company's exclusive "four-play" suite of very high-speed Internet, cable TV/video, voice and security monitoring Bundled Digital Services (BDS(SM)), HDTV-ready multimedia set-top boxes, and turnkey suite of financing, network design, deployment and operational services enable municipalities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle also provides a full range of managed services including project management, integration, structured wiring/cabling, 24/7 customer service, technical support and network monitoring. Eagle also markets the Orb' Phone Exchange non-line-of-sight, satellite communications product that provides true "total" global voice and data communications services over the Iridium satellite network for government, military, homeland security and Fortune 1000 customers. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. For more information, please visit www.eaglebroadband.com or call 281-538-6000.
   Forward-looking statements in this release regarding Eagle Broadband, Inc., and HPC Capital Management are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


    CONTACT: Eagle Broadband, Inc., League City
             Clareen O'Quinn, 800-628-3910
             281-538-6000
             coquinn@eaglebroadband.com
             or
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com